Exhibit 99.1

KULR Announces Lithium-Ion Battery Safety Solutions for Maritime Passenger Industry

KULR-Tech Safe Case Targets U.S. Coast Guard's Upcoming Safety Requirements for the Passenger Vessel Market

SAN DIEGO / GLOBENEWSWIRE / January 19, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, announced today the release of a passive propagation resistant (“PPR”) solution in its KULR-Tech Safe Case product family for maritime lithium-ion battery safety. The PPR solution is critical for the upcoming United States Coast Guard's new safety requirements for the passenger vessel industry, and provides additional battery safety options for the cargo, fishing, and cruise verticals. The Company’s solution prevents cell to cell thermal runaway propagation and prevents heat, fire, and explosion from exiting the KULR-Tech Safe Case enclosure.

The KULR-Tech Safe Case, based upon successful space-designed solutions for NASA, has been used on the International Space Station for safely storing laptop lithium-ion batteries since 2019. The KULR-Tech Safe Case is one of the Company’s recent product lines tailored for the commercial lithium-ion battery markets. By way of its patented, NASA-proven Thermal Runaway Shield technology, KULR is the only company in the world with a product approved by the United States Department of Transportation for storage and transport of lithium-ion batteries that can manage up to a capacity of 2.1 kWh for recycled, prototype and DDR (damaged, defective and recall) batteries. The KULR-Tech Safe Case is also designed to be reusable – creating a greener and healthier environment for ourselves and for future generations. The Company looks forward to providing important news about product development partnerships throughout 2022.

The KULR-Tech Safe Case was developed using KULR’s Thermal Runaway Shield (“TRS”), its Internal Short Circuit (“ISC”) device’s destructive testing and instrumentation, and extensive expertise in thermal management and safety design. KULR’s Thermal Runaway Shield has been proven by various government testing authorities to stop or mitigate the impacts of dangerous lithium-ion battery failures known as thermal runaway.

"We are proud to provide our space-proven thermal solutions for the maritime passenger industry, with the aligned goal of helping provide a safer and greener environment for everyone,” said Michael Mo, CEO of KULR. “The KULR-Tech Safe Case solution may be the best possible defense against thermal runaway propagation. We are dedicated to promoting the interests and well-being of passenger vessel owners and operators, while promoting safety and a secure maritime operating environment for passengers, crews and the public at-large.”

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Relations:

Annika Harper

The Antenna Group

KULR@antennagroup.com

Investor Relations:

Tom Colton or Matt Glover

Gateway Investor Relations

Main: (949) 574-3860

KULR@gatewayir.com